[Logo of Entergy]                                    Entergy
                                                     639 Loyola Avenue
                                                     New Orleans, LA  70113



                                                      Exhibit 99.2

Date:         February 4, 2003                         News
                                                       Release
For Release:  Immediately

Contact:      Yolanda Pollard (News Media)
              (504) 576-4238
              ypollar@entergy.com

              Nancy Morovich (Investor Relations)
              (504) 576-5506
              nmorovi@entergy.com


      Entergy Reports Solid Earnings for Fourth Quarter 2002

     New Orleans, La. - Entergy Corporation (NYSE:ETR) today announced fourth quarter 2002 as reported earnings of $75.8 million, or 33 cents per share, compared with $20.7 million, or 9 cents per share in fourth quarter

2001. On an operational basis, fourth quarter earnings were $77.4 million,

or 34 cents per share, in 2002, compared with $39.8 million, or 18 cents per share, in 2001. The 89 percent increase in the quarter's operational earnings was driven by the continued strength of Entergy's competitive businesses.

     For the year 2002, Entergy announced as reported earnings of $599.4 million, or $2.64 per share, and operational earnings of $866.4 million,

or $3.81 per share.  These figures compare with $3.23 per share in as reported and operational earnings in 2001. The year over year decline in as reported earnings reflects special charges taken in 2002 associated with closing the North American operations of Entergy's wholesale power development business.

     Fourth quarter highlights for the company include the following:

     -  Entergy Corporation received the prestigious 2002 Platts/BusinessWeek

        Global Power Company of the Year award for its nuclear growth strategy that has created one of the nation's most efficient and safest fleet of nuclear plants. It was the second major honor

        Entergy received in 2002. In June the company was named the recipient of the Edison Award, the highest honor presented within the electricity industry.

     -  Hurricane Lili moved ashore on Oct. 3, 2002, leaving 243,000 Entergy customers in Louisiana and Mississippi without power. Six days later,

        all customers who were able to receive power were restored, once again proving Entergy is an industry leader in emergency restoration.

     -  Entergy Nuclear completed refueling outages at Vermont Yankee and

        Indian Point 2 in record time, with no lost time accidents.

     "2002 was a year of disappointing performance in our industry, and as these results became more common and more unexpected, the crisis affected everyone," said J. Wayne Leonard, Entergy's chief executive officer.

"Despite all of this, Entergy maintained its strong cash position, improved its credit quality and liquidity, and exceeded its targeted operational earnings growth. We now look ahead in 2003 with renewed commitment to build on our excellence in utility performance, grow our nuclear business,

reinforce our energy trading capability, and continue our near five-year record of exceeding expectations."

                     Utility Operations

     In fourth quarter 2002, as reported and operational utility earnings were $42.4 million, or 19 cents per share, compared to $44.5 million, or

20 cents per share, in fourth quarter 2001. The decrease in earnings quarter to quarter was due primarily to higher intercompany tax accruals and higher operation and maintenance expenses, both of which were largely offset by higher sales volumes across all customer classes. The increase in operation and maintenance expenses reflects higher plant outage costs in fossil, higher customer service support costs, and higher employee benefits expense.  The decrease in earnings quarter over quarter for the utility was also impacted by an increase in the loss realized at Entergy

New Orleans, Inc. A request for rate relief has been filed by Entergy New

Orleans where inadequate rates continue to negatively impact that company's financial performance and the overall performance of the utility.

     Higher electricity usage in fourth quarter 2002 increased residential sales by 15 percent, compared to fourth quarter 2001. This significant and highly unusual increase is due to the confluence of positive factors - a return to normal weather and an improved economy, and this rate of growth is not expected to continue going forward. Commercial and governmental sales were up 5 percent, reflecting increased usage across all commercial customer classes, while industrial sales experienced an increase of 2 percent quarter over quarter.

     For the year 2002, the utility earned $2.57 per share on an as reported and operational basis, compared with $2.45 per share as reported, and $2.46 per share operational for 2001.  The higher earnings in 2002 were due primarily to higher sales volumes, reflecting some strengthening in the economy, and cessation of goodwill amortization, partially offset by higher operation and maintenance expenses due to higher fossil plant outage costs and higher nuclear and customer service support costs.

            Competitive Non-Regulated Businesses

     As reported earnings were $57.1 million, or 25 cents per share, for the competitive businesses in fourth quarter 2002 compared to $19.1 million, or

9 cents per share, in the same period of 2001. Fourth quarter 2002 results include a net negative special item of 1 cent per share while 2001 earnings included special items totaling negative 6 cents per share.  The special amount in 2002 is comprised of impairments recorded in Entergy's non-nuclear wholesale asset business in connection with the RS Cogen project and write-down of a gas generation and services contract entered into by

Entergy Power Management Corporation prior to the formation of Entergy-Koch

L.P. The impact of these impairments was largely offset by tax benefits recorded as a result of the sale in fourth quarter 2002 of the Damhead Creek project in the UK.  Excluding special items, operational earnings increased

73 percent, from 15 cents per share in fourth quarter 2001 to 26 cents per share in fourth quarter 2002.

     For the year 2002, as reported earnings from the competitive businesses declined to $54.7 million, or 24 cents per share, in 2002, from $233.8 million, or $1.04 per share, in 2001. The decline is primarily due to the special charge in second quarter 2002, as noted earlier, associated with the closing of Entergy's wholesale power development business. On an operational basis, the competitive businesses contributed operational earnings of $321.7 million, or $1.41 per share, compared with $212.4 million, or 95 cents per share, in 2001.

     Entergy Nuclear earned $33.8 million, or 15 cents per share, in fourth quarter 2002, compared to $28.9 million, or 13 cents per share, in fourth quarter 2001 on both an as reported and operational basis. The increase was due primarily to the contribution in 2002 of Vermont Yankee, which was acquired in July 2002, as well as to higher pricing in 2002 under certain power purchase contracts. For the year 2002, Entergy Nuclear contributed operational and as reported earnings of $201 million, or 88 cents per share,

compared with $127.9 million, or 57 cents per share, in 2001.

     Energy Commodity Services, which includes earnings contributions from

Entergy-Koch L.P. and Entergy's non-nuclear wholesale assets, reported earnings of $23.3 million, or 10 cents per share, in fourth quarter 2002,

compared to a loss of $9.8 million, or 4 cents per share, in the same period last year. The improvement is due primarily to strong earnings in trading,

improved results in the gas pipeline business, and the absence in 2002 of losses realized in fourth quarter 2001 in connection with asset sales in the non-nuclear wholesale asset business. Operational earnings in fourth quarter 2002 were $24.9 million, or 11 cents per share, compared with $2.5 million, or 2 cents per share, in the same period of 2001. The improvement in operational earnings was due primarily to solid results in both the trading and gas pipeline and storage businesses. As was the case in the first three quarters of 2002, the income sharing mechanisms that are part of the Entergy-Koch partnership agreement allocated substantially all of the partnership's income to Entergy in the fourth quarter of this year.

     Entergy-Koch L.P. contributed higher operational earnings in fourth quarter 2002 compared to the same period in 2001 primarily as a result of earnings at Entergy-Koch Trading. In addition, Gulf South Pipeline realized higher earnings even as volumes of gas transported decreased due to more favorable transportation contract pricing.

     For the year 2002, Energy Commodity Services had a loss of $145.8 million, or 64 cents per share, on an as reported basis, primarily due to the second quarter charge noted above, compared with earnings of $105.9 million, or 47 cents per share, in 2001. Operational earnings for the year

2002 were $121.2 million, or 53 cents per share, compared to $84.5 million,

or 38 cents per share, in 2001.

                       Parent & Other

     Parent & Other recorded a loss of $23.7 million, or 11 cents per share,

in fourth quarter 2002 on both an as reported and operational basis. This compares to an as reported loss of $42.9 million, or 20 cents per share, and an operational loss of $36.1 million, or 17 cents per share, in fourth quarter 2001. The improved results were due primarily to a decrease in

Parent consolidated tax benefits allocated to other Entergy companies and to higher interest income. In addition, fourth quarter 2001 as reported results included the impact of a negative special item of 3 cents per share, recorded in connection with the write-down of a non-core business investment.

     For the year 2002, Parent & Other had a loss of $38.6 million, or 17 cents per share, on an as reported basis, compared with a loss of $57.9 million, or 26 cents per share, in 2001. The improved results reflect the absence in 2002 of special items recorded at Parent & Other during 2001 related to expenses in connection with a terminated merger and the write-down of a non-core business investment. For the year, Parent & Other had an operational loss of $38.6 million, or 17 cents per share, in 2002 compared with a loss of $39.3 million, or 18 cents per share, in 2001.


                           Outlook

     "Continued emphasis on operating excellence supported by a solid financial plan produced another quarter of very positive results," said

C. John Wilder, Entergy's chief financial officer. "In 2002 Entergy was challenged by extremely difficult market conditions. The success achieved by Entergy as reflected in 2002 results supports our belief that our business fundamentals are sound and our strategic initiatives are on track.

We enter 2003 with an economy that has yet to fully recover and with numerous challenges ahead in the energy market. However, we are committed to diligently manage our businesses consistent with our long-term aspirations in order to deliver sustained value to our shareholders."

     Entergy confirmed 2003 as reported and operational earnings guidance in the range of $3.75 to $3.95 per share.  Earnings guidance for 2003 includes the impact of Entergy's decision to expense stock options effective first quarter 2003, which is not expected to be material.


     Entergy Corporation, with annual revenues of over $8 billion, is a major integrated energy company engaged in power production, distribution operations, and related diversified services, with more than 15,000 employees.

Entergy owns or invests in power plants generating nearly 30,000 megawatts of electricity domestically and internationally, is the second largest U.S.

nuclear generator, and delivers electricity to about 2.6 million customers in portions of Arkansas, Louisiana, Mississippi, and Texas. Through

Entergy-Koch, L.P., it is also a leading provider of wholesale energy marketing and trading services, as well as an operator of natural gas pipeline and storage facilities.



                               -30-

            Entergy's online address is www.entergy.com





The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Investors are cautioned that forward-looking statements contained herein with respect to the revenues, earnings, performance, strategies, prospects and other aspects of the business of Entergy Corporation or its affiliated companies may involve risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties relating to: the effects of weather, the performance of generating units and transmission systems, the possession of nuclear materials, fuel and purchased power prices and availability, the effects of regulatory decisions and changes in law, litigation, capital spending requirements, and the availability of capital, the onset of competition, the ability to recover net regulatory assets and other potential stranded costs, the effects of the California electricity market on the utility industry nationally, advances in technology, changes in accounting standards, corporate restructuring and changes in capital structure, the success of new business ventures, changes in the markets for electricity and other energy-related commodities, including the use of financial and derivative instruments and volatility of changes in market prices, changes in the number of participants and the risk profile of such participants in the energy marketing and trading business, changes in interest rates and in financial and foreign currency markets generally, the economic climate and growth in Entergy's service territories, changes in corporate strategies, and other factors.

                        ENTERGY CORPORATION
                       Earnings at a glance



Fourth Quarter                   2002          2001          %

Operating Revenues            $1,878.75      $1,885.31      (0.3)
As Reported Earnings          $   75.76      $   20.65     266.8
As Reported Earnings per
  diluted share*              $    0.33      $    0.09     266.7
Operational Earnings per
  diluted share               $    0.34      $    0.18      88.9

*Includes Special Items (EPS):
  Gain (loss) on disposition
   of assets                     $ 0.14         $(0.17)
  Asset and contract
   impairments                    (0.15)            -
  Damhead Creek gas contract         -            0.10
  Restructuring                      -           (0.02)
                                 ------         ------
 Total                           $(0.01)        $(0.09)
                                 ======         ======

Year to Date                      2002          2001          %

Operating Revenues             $8,305.04     $9,620.90     (13.7)
As Reported Earnings           $  599.36     $  726.20     (17.5)
As Reported Earnings per
  diluted share*               $    2.64     $    3.23     (18.3)
Operational Earnings per
  diluted share                $    3.81     $    3.23      18.0

*Includes Special Items (EPS):
  Gain (loss) on disposition
   of assets                      $ 0.23        $(0.02)
  Asset and contract
   impairments                     (0.62)           -
  Turbine commitments              (0.52)           -
  Development costs                (0.09)           -
  Restructuring                    (0.17)        (0.02)
  Damhead Creek gas contract          -           0.10
  Merger expenses                     -          (0.06)
                                 -------        ------
 Total                           ($ 1.17)       $   -
                                 =======        ======

Note - dollars in millions except per share amounts, which are actual.


                         Entergy Corporation
                    Consolidated Income Statement
                   Three Months Ended December 31
                             (in thousands)

                                                                       2002          2001    % Inc/(Dec)
                                                                            (unaudited)
Operating Revenues:
     Domestic electric                                               $1,520,692   $1,395,107      9.0
     Natural gas                                                         35,040       26,758     31.0
     Competitive businesses                                             323,014      463,442    (30.3)
                                                                     ----------   ----------
                      Total                                           1,878,746    1,885,307     (0.3)
                                                                     ----------   ----------

Operating Expenses:
     Operation and maintenance:
         Fuel, fuel-related expenses,
           and gas purchased for resale                                 542,106      604,745    (10.4)
         Purchased power                                                206,857      132,597     56.0
         Nuclear refueling outage expenses                               31,535       24,578     28.3
         Provision for turbine commitments, asset impairments,
            and restructuring charges                                    36,899            -       -
         Other operation and maintenance                                671,981      694,835     (3.3)
     Decommissioning                                                      5,869        7,938    (26.1)
     Taxes other than income taxes                                       88,709      104,132    (14.8)
     Depreciation and amortization                                      213,774      206,933      3.3
     Other regulatory charges (credits) - net                             7,504      (14,616)  (151.3)
                                                                     ----------   ----------
                      Total                                           1,805,234    1,761,142      2.5
                                                                     ----------   ----------

Operating Income                                                         73,512      124,165    (40.8)
                                                                     ----------   ----------

Other Income (Deductions):
     Allowance for equity funds used during
         construction                                                     7,928        6,950     14.1
     Gain (loss) on sales of assets - net                                 4,232        2,966     42.7
     Interest and dividend income                                        46,400       35,511     30.7
     Equity in earnings of unconsolidated equity affiliates              62,376       18,238    242.0
     Miscellaneous - net                                                (10,836)     (17,151)   (36.8)
                                                                     ----------   ----------
                      Total                                             110,100       46,514    136.7
                                                                     ----------   ----------

Interest and Other Charges:
     Interest on long-term debt                                         130,779      158,547    (17.5)
     Other interest - net                                                29,889       13,887    115.2
     Dividends on preferred securities of subsidiaries                    4,709        4,709       -
     Allowance for borrowed funds used during
         construction                                                    (6,059)      (5,701)     6.3
                                                                     ----------   ----------
                      Total                                             159,318      171,442     (7.1)
                                                                     ----------   ----------

Income Before Income Taxes                                               24,294         (763) 3,284.0

Income Taxes                                                            (57,377)      (3,880) 1,378.8
                                                                     ----------   ----------

Income Before Cumulative Effect of an Accounting Change                  81,671        3,117  2,520.2

Cumulative Effect of an Accounting Change (net of income taxes)               -       23,482       -
                                                                     ----------   ----------

Consolidated Net Income                                                  81,671       26,599    207.0

Preferred dividend requirements of subsidiaries and other                 5,916        5,948     (0.5)
                                                                     ----------   ----------

Earnings Applicable to Common Stock                                     $75,755      $20,651    266.8
                                                                     ==========   ==========
Earnings Per Average Common Share:
     Basic                                                                $0.34        $0.09    277.8
     Diluted                                                              $0.33        $0.09    266.7
Average Number of Common Shares Outstanding:
     Basic                                                          222,191,119  221,050,278
     Diluted                                                        226,639,072  224,583,984



                         Entergy Corporation
                   Consolidated Income Statement
                  Twelve Months Ended December 31
                           (in thousands)

                                                                    2002          2001      % Inc/(Dec)
                                                                        (unaudited)
Operating Revenues:
     Domestic electric                                            $6,646,414   $7,244,827     (8.3)
     Natural gas                                                     125,353      185,902    (32.6)
     Competitive businesses                                        1,533,268    2,190,170    (30.0)
                                                                  ----------   ----------
                      Total                                        8,305,035    9,620,899    (13.7)
                                                                  ----------   ----------

Operating Expenses:
     Operation and maintenance:
         Fuel, fuel-related expenses,
           and gas purchased for resale                            2,154,596    3,681,677    (41.5)
         Purchased power                                             832,334    1,021,432    (18.5)
         Nuclear refueling outage expenses                           105,592       89,145     18.4
         Provision for turbine commitments, asset impairments,
            and restructuring charges                                428,456            -       -
         Other operation and maintenance                           2,488,112    2,151,742     15.6
     Decommissioning                                                  30,458        3,189    855.1
     Taxes other than income taxes                                   380,462      399,849     (4.8)
     Depreciation and amortization                                   839,181      721,033     16.4
     Other regulatory charges (credits) - net                       (141,836)     (20,510)   591.5
                                                                  ----------   ----------
                      Total                                        7,117,355    8,047,557    (11.6)
                                                                  ----------   ----------

Operating Income                                                   1,187,680    1,573,342    (24.5)
                                                                  ----------   ----------

Other Income (Deductions):
     Allowance for equity funds used during
         construction                                                 31,658       26,209     20.8
     Gain (loss) on sales of assets - net                              6,612        5,226     26.5
     Interest and dividend income                                    118,325      159,805    (26.0)
     Equity in earnings of unconsolidated equity affiliates          205,340      180,956     13.5
     Miscellaneous - net                                             (14,182)     (22,843)   (37.9)
                                                                  ----------   ----------
                      Total                                          347,753      349,353     (0.5)
                                                                  ----------   ----------

Interest and Other Charges:
     Interest on long-term debt                                      507,604      544,920     (6.8)
     Other interest - net                                            116,519      197,638    (41.0)
     Dividends on preferred securities of subsidiaries                18,838       18,838       -
     Allowance for borrowed funds used during
         construction                                                (24,538)     (21,419)    14.6
                                                                  ----------   ----------
                      Total                                          618,423      739,977    (16.4)
                                                                  ----------   ----------

Income Before Income Taxes                                           917,010    1,182,718    (22.5)

Income Taxes                                                         293,938      455,693    (35.5)
                                                                  ----------   ----------

Income Before Cumulative Effect of an Accounting Change              623,072      727,025    (14.3)

Cumulative Effect of an Accounting Change (net of income taxes)            -       23,482       -
                                                                  ----------   ----------

Consolidated Net Income                                              623,072      750,507    (17.0)

Preferred dividend requirements of subsidiaries and other             23,712       24,311     (2.5)
                                                                  ----------   ----------

Earnings Applicable to Common Stock                                 $599,360     $726,196    (17.5)
                                                                  ==========   ==========
Earnings Per Average Common Share:
     Basic                                                             $2.69        $3.29    (18.2)
     Diluted                                                           $2.64        $3.23    (18.3)
Average Number of Common Shares Outstanding:
     Basic                                                       223,047,431  220,944,270
     Diluted                                                     227,303,103  224,733,662



                          Entergy Corporation
           U.S. Utility Electric Energy Sales & Customers

                        Three Months Ended December

                                      2002          2001        %
                                        (Millions of kwh)
Electric Energy Sales:
Residential                             7,279        6,309     15.4
Commercial                              6,135        5,873      4.5
Governmental                              676          626      7.8
Industrial                             10,248       10,098      1.5
                                      -------      -------
    Total to Ultimate Customers        24,338       22,906      6.2
Wholesale                               2,298        1,892     21.5
                                      -------      -------
    Total Sales                        26,636       24,798      7.4
                                      =======      =======

                   Twelve Months Ended December

                                      2002          2001        %
                                       (Millions of kwh)
Electric Energy Sales:
Residential                            32,581       31,080     4.8
Commercial                             25,354       24,706     2.6
Governmental                            2,678        2,593     3.3
Industrial                             41,018       41,577    (1.3)
                                      -------      -------
    Total to Ultimate Customers       101,631       99,956     1.7
Wholesale                               9,828        8,896    10.5
                                      -------      -------
    Total Sales                       111,459      108,852     2.4
                                      =======      =======


                             December

                                      2002          2001        %
Electric Customers  (Year to date average):
Residential                         2,236,507    2,218,410     0.8
Commercial                            302,173      296,534     1.9
Governmental                           14,994       14,681     2.1
Industrial                             41,133       41,125     0.0
                                    ---------    ---------
    Total to Ultimate Customers     2,594,807    2,570,750     0.9
Wholesale                                  40           39     2.6
                                    ---------    ---------
    Total Customers                 2,594,847    2,570,789     0.9
                                    =========    =========